UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2016

INOVALON HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36841 (Commission File Number)	47-1830316 (IRS Employer Identification No.)

4321 Collington Road Bowie, Maryland	20716
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 809-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

The disclosure contained in Item 5.02 of this Current Report on Form 8-K pertaining to Thomas R. Kloster’s Amended & Restated Employment Agreement, dated December 3, 2014, with Inovalon Holdings, Inc. (the “Company”), is incorporated herein by reference.

Item 2.02.  Results of Operations and Financial Condition.

On November 2, 2016, the Company issued a press release announcing its financial position as of September 30, 2016, results of operations for the three and nine months ended September 30, 2016, and other related information. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the information included in this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2016, the Company announced the promotion of Christopher E. Greiner, age 41, to the joint position of Chief Financial Officer and Chief Operating Officer of the Company, effective November 1, 2016.  Mr. Greiner will also act as the Company’s treasurer.  Mr. Greiner previously served as the Company’s Chief Product and Operations Officer, a position he has held since May 2013.

Mr. Greiner will replace Thomas R. Kloster, whose employment as the Company’s Chief Financial Officer ended on October 31, 2016.  Mr. Kloster will remain an employee of the Company through December 2, 2016 to assist in the transition of his functions to Mr. Greiner.  As a result of Mr. Kloster’s departure from the Company, the employment-related provisions of his Amended and Restated Employment Agreement, dated December 3, 2014, with the Company will be deemed terminated as of December 2, 2016.  Mr. Kloster’s Amended and Restated Employment Agreement provides for the principal terms and conditions of his employment with the Company, including base salary, an indication of eligibility for an annual bonus opportunity, participation in the Company’s employee benefit plans as may be in effect from time to time, paid time off, and reimbursement of reasonable business expenses.  Pursuant to Mr. Kloster’s Amended and Restated Employment Agreement, in connection with his departure, Mr. Kloster has entered into the Company’s standard form of separation and release agreement and will receive a severance payment in the amount of $268,753.85, less applicable taxes and withholding and in accordance with the Company’s payroll practices. The separation and release agreement contains confidentiality, waiver and non-disparagement provisions.

Prior to joining the Company as Chief Product and Operations Officer in May 2013, from November 2012 to April 2013, Mr. Greiner served as a Vice President at Computer Sciences Corporation, where he was responsible for financial management of the company’s commercial portfolio. From April 1999 to November 2012, Mr. Greiner served as the combined Chief Operating Officer and Chief Financial Officer of IBM’s Business Analytics division.  Mr. Greiner received a Bachelor of Business Administration in Finance and Economics from Baylor University.

There are no family relationships between Mr. Greiner and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer.  No information is required to be disclosed with respect to Mr. Greiner pursuant to Item 404(a) of Regulation S-K other than with respect to the terms of his engagement with the Company, as described below.

Mr. Greiner is currently a party to that certain Amended and Restated Employment Agreement, dated December 3, 2014, with the Company, attached as Exhibit 10.19 to the Company’s Registration Statement on Form S-1 (File No. 333-201321) filed with the SEC on January 29, 2015, which is incorporated herein by reference.  In connection with his promotion, Mr. Greiner’s Amended and Restated Employment Agreement will be amended to provide for an increase of his annual compensation by $65,000 to $465,000 per year.  In addition, Mr. Greiner will receive a one-time equity award of $1,500,000 in the form of shares of restricted Class A common stock of the Company, issuable under the Company’s 2015 Omnibus Equity Incentive Plan, subject to approval by the Board of Directors of the Company (the “Board”) at the next regularly scheduled Board meeting.

Item 7.01.  Regulation FD Disclosure.

The disclosure contained in Item 2.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.  Other Events.

On November 2, 2016, the Company also announced that the Board has authorized an expansion of the Company’s share repurchase program to repurchase up to an additional $100 million of shares of Class A common stock of the Company through December 31, 2017 (the “New Repurchase Program”).  The amount of shares of Class A common stock of the Company authorized to be repurchased under the New Repurchase Program will be in addition to the amount remaining, if any, under the Company’s existing stock repurchase program (the “Existing Repurchase Program”), announced in May 2016, which will expire on December 31, 2016.  As of October 31, 2016, approximately $8.7 million remains available under the Existing Repurchase Program.  Repurchases under the Existing Repurchase Program and the New Repurchase Program will be made in open-market or privately negotiated transactions in compliance with Rule 10b-18 of the Securities Exchange Act of 1934, as amended, subject to market conditions, applicable legal requirements, and other relevant factors. Neither the Existing Repurchase Program nor the New Repurchase Program obligates the Company to acquire any particular amount of Class A common stock.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
99.1*	Press Release dated November 2, 2016.

*                 Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOVALON HOLDINGS, INC.

Dated: November 2, 2016	By:	/s/ KEITH R. DUNLEAVY, M.D.
Keith R. Dunleavy, M.D.
Chief Executive Officer and Chairman